Exhibit 99.2

FINANCEMENT-QUÉBEC
FINANCIAL STATEMENTS
FOR THE YEAR ENDED
MARCH 31, 2005

Table of Contents

MANAGEMENT’S REPORT	2

AUDITOR’S REPORT	3

FINANCIAL STATEMENTS	4

Income and Retained Earnings	4

Balance Sheet	5

Cash flows	6

Notes to the financial statements	7

Financement-Québec

2004-2005
Financial Statements

Management’S Report

The financial statements of Financement-Québec have been drawn up by the management of the Corporation, which is responsible for their preparation and their presentation, including significant judgements and estimates. This responsibility includes choosing appropriate accounting practices that satisfy generally accepted accounting principles in Canada. The financial information contained in the rest of the operational report agrees with the information given in the financial statements.

To carry out its responsibilities, the management of the Corporation maintains a system of internal accounting controls designed to provide reasonable assurance that assets are protected and that operations are correctly accounted for in a timely fashion, are duly approved and are such as to produce reliable financial statements.

The management of the Corporation acknowledges that it is responsible for managing the affairs of the Corporation in accordance with the laws and regulations that govern it.

The Board of Directors must oversee how the Corporation’s management carries out the responsibilities incumbent on it in terms of financial information and it has approved the financial statements.

The Auditor General of Québec has audited the Corporation’s financial statements in accordance with generally accepted accounting standards in Canada, and his report sets out the nature and extent of this audit and expresses his opinion.

Original signed

Executive Vice President

Original signed

President and Chief Executive Officer

Québec City, May 9, 2005

Financement-Québec

2004-2005
Financial Statements

Auditor’S Report

To the Minister of Finance,

I have audited the balance sheet of Financement-Québec as at March 31, 2005 and the statement of income and retained earnings as well as the statement of cash flows for the year then ended. These financial statements are the responsibility of the Corporation’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in Canada. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at March 31, 2005 and the results of its operations and its cash flows for the year then ended, in accordance with Canadian generally accepted accounting principles. As required by the Auditor General Act (R.S.Q., c. V-5.01), I report that, in my opinion, these principles have been applied on a basis consistent with that of the preceding year.

Auditor General of Québec,

Original signed
Renaud Lachance, CA

Québec City, May 9, 2005

Financement-Québec

2004-2005
Financial Statements

Financial Statements

Income and Retained Earnings
For the fiscal year ended March 31, 2005

	2005	2004
	(Thousands of dollars)
NET INTEREST INCOME
Interest on loans	469 274	447 176
Amortization of discounts and premiums on loans	608	1 456
Interest on borrowings and advances	(474 801)	(453 872)
Amortization of discounts and premiums on borrowings and advances	8 311	7 486
Interest on current investments	5 627	4 959

	9 019	7 205

OTHER OPERATIONS

Net issue expenses charged to borrowers	3 756	4 492
Administration expenses charged to borrowers	2 054	2 314

	5 810	6 806

	14 829	14 011

OPERATION AND ADMINISTRATION EXPENSES

Wages, salaries and allowances	231	250
Professional, administrative and other services	77	120
Transportation and communications	2	2
Agreement with the Financing Fund	572	576
Depreciation of tangible fixed assets	2	2
Other	12	3

	896	953

NET EARNINGS	13 933	13 058

RETAINED EARNINGS AT THE BEGINNING	39 148	26 090

RETAINED EARNINGS AT THE END	53 081	39 148

Financement-Québec

2004-2005
Financial Statements

Balance Sheet

	March 31, 2005	March 31, 2004
(Thousands of dollars)
ASSETS

Loans (note 3)	9 538 971	7 978 560
Accrued interest on loans	164 499	155 934

	9 703 470	8 134 494

Cash position	5 959	44
Accounts receivable	222	223
Tangible fixed assets	1	3

	9 709 652	8 134 764

LIABILITIES

Borrowings (note 4)	7 695 580	6 155 317
Advances from the Consolidated Revenue Fund (note 5)	1 757 922	1 761 770
Accrued interest on borrowings and advances	162 418	136 412
Deferred premiums and discounts on borrowings and advances	20 768	29 079
Accounts payable	7 516	55
Deferred income	2 367	2 983

	9 646 571	8 085 616

EQUITY

Capital stock (note 7)	100	100
Contributed surplus	9 900	9 900
Retained earnings	53 081	39 148

	9 709 652	8 134 764

The notes are an integral part of the financial statements.

For the board of directors

Original signed

Executive Vice President

Original signed

President and Chief Executive Officer

Financement-Québec

2004-2005
Financial Statements

Cash flows
For the fiscal year ended March 31, 2005

	2005	2004
	(Thousands of dollars)
OPERATING ACTIVITIES

Net earnings	13 933	13 058
Adjustments for:
Amortization of discounts and premiums on loans	(608)	(1 456)
Amortization of discounts and premiums on borrowings and advances	(8 311)	(7 486)
Depreciation of tangible fixed assets	2	2

	5 016	4 118

Changes in non-cash items related to operating activities

Accrued interest on loans	(8 565)	(16 552)
Accounts receivable	1	94
Accrued interest on borrowings and advances	26 006	(5 692)
Accounts payable	7 461	20
Deferred income	(616)	(614)

	24 287	(22 744)

Cash flows from operating activities	29 303	(18 626)

INVESTMENT ACTIVITIES

Loans	(2 054 163)	(2 321 518)
Loan repayments	494 360	1 669 343

Cash flows from investment activities	(1 559 803)	(652 175)

FINANCING ACTIVITIES

Short-term borrowings	8 861 339	4 101 036
Long-term borrowings	1 900 000	1 500 000
Advances from the Consolidated Revenue Fund	—	14
Repayments of advances from the Consolidated Revenue Fund	(3 848)	(549 571)
Repayments of short-term borrowings	(9 221 076)	(3 572 999)
Repayments of long-term borrowings	—	(879 820)

Cash flows from financing activities	1 536 415	598 660

CHANGE IN CASH AND CASH EQUIVALENTS	5 915	(72 141)

CASH AND CASH EQUIVALENTS AT THE BEGINNING	44	72 185

CASH AND CASH EQUIVALENTS AT THE END (note 8)	5 959	44

The notes are an integral part of the financial statements.

Financement-Québec

2004-2005
Financial Statements

Notes to the financial statements

1. Incorporation, purpose and financing

Financement-Québec (the Corporation) was incorporated under the Act respecting Financement-Québec (R.S.Q., c. F-2.01) which entered into force on October 1, 1999. The Corporation is a legal person with share capital and is a mandatary of the State.

The Corporation’s main purpose is to supply financial services to public organizations covered by its act of incorporation. It finances them directly by granting them loans or by issuing debt securities on their behalf. It advises them to facilitate their access to credit and to minimize their financing costs and, to that end, it develops financing programs. It may also manage the financial risks of these organizations, in particular cash flow risks and exchange risks. The Corporation may also provide public organizations with technical services regarding financial analysis and management.

The Corporation charges loan issuance expenses to borrowers to offset those incurred by the Corporation or the government on borrowings made on behalf of Financement-Québec. The Corporation also charges administration expenses to borrowers. The level of expenses charged is subject to government approval.

Financement-Québec issues debt securities that are guaranteed by the Québec government.

Financement-Québec is subject neither to Québec nor to Canadian income tax.

Financement-Québec

2004-2005
Financial Statements

2. Accounting Principles

The financial statements were prepared by the Corporation’s management according to Canadian generally accepted accounting principles. These statements include amounts based on best judgements and estimates.

Tangible Fixed Assets

Computer hardware held by Financement-Québec is recorded at acquisition cost and depreciated over its useful life using the straight-line method at a rate of 20%.

Deferred Income and Expenses

Deferred income and expenses are amortized over the remaining term of each security using the straight-line method.

Currency Translation

Borrowings and advances from the Consolidated Revenue Fund denominated in foreign currencies and repayable in Canadian currency under currency swap contracts are determined at the exchange rate stipulated in such contracts.

Cash and Cash Equivalents

The Corporation presents, under cash and cash equivalents, bank balances and current investments that are easily convertible in the short term into a known amount of cash whose value is not likely to change significantly.

Financement-Québec

2004-2005
Financial Statements

3. Loans

	March 31, 2005	March 31, 2004
(Thousands of dollars)
Borrowers

School boards	3 631 760	2 931 442
General and vocational colleges	1 280 028	1 075 787
Institutions and development agencies of the health and social services network	3 340 249	2 989 376
University institutions and others	1 286 934	981 955

	9 538 971	7 978 560

Repayable in Canadian currency

Due in
Fiscal year	Amount	Amount
2005	—	17 214
2006	525 816	557 907
2007	856 729	905 543
2008	374 855	399 253
2009	1 814 014	1 938 870
2010 – 2030	5 967 557	4 159 773

	9 538 971	7 978 560

Maturities and interest rates on loans made by the Corporation are, with a few exceptions, identical to those of advances received from the Consolidated Revenue Fund and the borrowings contracted for this purpose taking into consideration currency and interest rate swap contracts. However, depending on the amounts available, the Corporation may make new loans from the repayments of matured loans. These new loans are made at interest rates and maturities that may differ from the conditions of the advance or borrowing initially received.

The balance of discounts and premiums on loans to be amortized over subsequent years was $2 585 109 as at March 31, 2005.

Financement-Québec

2004-2005
Financial Statements

4. Borrowings

	March 31, 2005	March 31, 2004
(Thousands of dollars)
Repayable in Canadian currency

Due in
Fiscal year	Amount	Rate (%)		Amount
2005	—	—		528 037
2006	168 300	[1]		—
2007	998 180	5.2236 to 6.456		998 180
2008	500 000	3.74 to 4.107; variable [2]		500 000
2009	1 105 500	4.7814 to 5.9515; variable	[2]	1 105 500
2010	1 500 000	3.849 to 4.8683; variable	[2]	1 000 000
2012	1 000 000	4.257 to 5.2764		—
2013	200 000	4.875 to 5.0625		—
2015	200 000	4.5745 to 4.7203		—
2016	309 400	6.109 to 6.393		309 400

	5 981 380			4 441 117

Plus:
Currency swap contracts in Canadian currency	1 714 200			1 714 200

Total in Canadian currency	7 695 580			6 155 317

Repayable in United
States currency

Due in
Fiscal year	Amount	Rate (%)	Amount
2013	782 000	5.391 to 5.82	782 000
Less:
Currency swap contracts in Canadian currency	782 000		782 000

Total in United States currency	—		—

Carry forward	7 695 580		6 155 317

Financement-Québec

2004-2005
Financial Statements

	March 31, 2005	March 31, 2004
(Thousands of dollars)
Balance forward	7 695 580	6 155 317

Repayable in euros

Due in
Fiscal year	Amount	Rate (%)		Amount
2009	932 200	4.9005 to 5.861; variable	[3]	932 200
Less:
Currency swap contracts in Canadian currency	932 200			932 200

Total in euros	—			—

Total borrowings	7 695 580			6 155 317

All these borrowings are repayable solely at maturity. Borrowings maturing during the fiscal year ending March 31, 2006 are short-term borrowings. Borrowings maturing as of the fiscal year ending March 31, 2007 are long-term borrowings guaranteed by Québec.

[1]	Short-term borrowings bear interest at rates varying from 2.46442% to 2.51137%.

[2]	Rate of 3-month bankers’ acceptances plus 0.065%, 0.268% and 0.1%.

[3]	Rate of 3-month bankers’ acceptances plus 0.387706% and 0.319%.

Financement-Québec

2004-2005
Financial Statements

5. Advances from the Consolidated Revenue Fund

	March 31, 2005	March 31, 2004
(Thousands of dollars)
Repayable in Canadian
currency

Due in
Fiscal year	Amount	Rate (%)	Amount
2006	742 919	6.00 to 9.50	742 919
2008	395 508	6.50	395 508
2009	5 000	6.98	5 000
2010	389 647	5.50 to 11.00	390 222
2012	67 496	9.5	69 030
2023	153 886	9.375	155 625

	1 754 456		1 758 304

Plus:
Currency swap contracts in Canadian currency	3 466		3 466

Total in Canadian currency	1 757 922		1 761 770

Repayable in United States
currency

Due in
Fiscal year	Amount	Rate (%)	Amount
2007	3 466	Variable [1]	3 466

	3 466		3 466

Less:
Currency swap contracts in Canadian currency	3 466		3 466

Total in United States currency	—		—

Total advances from the Consolidated Revenue Fund	1 757 922		1 761 770

[1]	Rate of 3-month bankers’ acceptances plus 0.277%.

Financement-Québec

2004-2005
Financial Statements

The amounts of principal payments to be made on advances from the Consolidated Revenue Fund over the next five fiscal years are as follows:

Fiscal year	Amount
(Thousands of dollars)
2006	746 768
2007	7 315
2008	399 356
2009	8 848
2010	390 624

6. Financial Instruments

Financement-Québec uses interest rate swap contracts to manage interest rate risks on its financial intermediation activities. Interest rate swap contracts give rise to the periodic exchange of interest payments without an exchange of the reference face amount on which the payments are based and are recorded as an adjustment to the interest expense on the covered borrowing instrument. The volume of interest rate swap contracts in Canadian currency as at March 31, 2005 is $10 306 million (March 31, 2004: $6 706 million).

Financement-Québec also uses currency swap contracts to manage its risk exposure under certain borrowing instruments denominated in foreign currencies. The Corporation shows currency swap contracts as coverage of its firm commitments to pay the principal and interest on the debt denominated in foreign currencies, failing which it would be exposed to a foreign exchange risk. Exchange gains and losses on the principal covered by swap contracts are offset by corresponding exchange losses and gains on the debt denominated in foreign currencies.

The fair value of Financement-Québec’s assets and liabilities as at March 31, 2005 was valued by discounting cash flows at the market rate for similar fixed-rate securities. Interest rate and currency swap contracts are used solely for coverage purposes.

Financement-Québec

2004-2005
Financial Statements

	March 31, 2005		March 31, 2004
	Book	Fair	Book	Fair
	value	value	value	value
(Millions of dollars)
Borrowings and Advances

Borrowings	7 696	8 062	6 155	6 493
Advances from the Consolidated	1 758	1 974	1 762	2 043
Revenue Fund
Currency swap contracts	—	109	—	(18)
Interest rate swap contracts	—	37	—	112

Total for borrowings and advances	9 454	10 182	7 917	8 630

Loans

Total for loans	9 539	10 061	7 979	8 607

The value of other asset and liability financial instruments corresponds essentially to book value in view of their nature or the short-term maturity of these instruments.

7. Capital Stock

Description

Authorized:
1 000 000 shares with a face value of $100 each.

Issued and paid for:
1 000 shares	$100 000

The Corporation’s shares are held by the Minister of Finance of Québec.

Financement-Québec

2004-2005
Financial Statements

8. Cash Flow

	2005	2004
	(Thousands of dollars)
Cash and cash equivalents

Cash position	5 959	44

	5 959	44

Interest paid by the Corporation during the year amounted to $448 997 970 $ (2004: $460 159 822).

9. Related Party Transactions

In addition to the related party transactions already disclosed in the financial statements and recorded at exchange value, the Corporation is related to all the ministries and special funds as well as all the organizations and enterprises controlled directly or indirectly by the Québec government or subject either to joint control or to significant common influence by the Québec government. All the Corporation’s business transactions with these related parties were carried out in the normal course of its activities and under usual business conditions. These transactions are not separately disclosed in the financial statements.